As filed with the Securities and Exchange Commission on April 9, 2015

Registration No. 333-180452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

Nevada	88-0173041
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(702) 669-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip G. Satre

President

International Game Technology

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(702) 669-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (“Post-Effective Amendment”) relates to the following Registration on Form S-3 (the “Registration Statement”) of International Game Technology (the “Registrant”):

Registration Statement No. 333-180452, filed March 29, 2012, pertaining to the registration of an unspecified amount of Debt Securities to be offered at indeterminate prices.

On April 7, 2015, Georgia Worldwide Corporation (“Merger Sub”), a Nevada corporation and wholly owned subsidiary of International Game Technology PLC (“Parent”), completed its previously announced merger with and into the Registrant (the “Registrant Merger”) as part of the overall combination of GTECH S.p.A., an Italian joint stock company (“GTECH”) with the Registrant, pursuant to the Agreement and Plan of Merger, dated as of July 15, 2014, as amended, by and among GTECH, GTECH Corporation, a Delaware corporation (solely with respect to Section 5.02(a) and Article VIII), Merger Sub, Parent and the Registrant.  The Registrant was the surviving corporation in the Registrant Merger and is a wholly owned subsidiary of Parent.

As a Result of the Registrant Merger, the Registrant has terminated any offerings of securities pursuant to the Registration Statement.  In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a Post-Effective Amendment, any of the securities that had been registered for issuance but that remain unsold at the termination of the offering, the Registrant hereby removes from registration any securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

2

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, International Game Technology, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 9th day of April, 2015.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ Philip G. Satre
Philip G. Satre
President

3